EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Consolidated Subsidiaries of the Registrant
Parker North America Operations, Inc. (Nevada) (2)	100%
Parker Drilling Arctic Operating, Inc. (Delaware)	100%
Parker Drilling International Holding Company, LLC (Delaware) (1)	100%
Parker Drilling Management Services, Inc. (Nevada)	100%

Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary.
All subsidiaries are included in the consolidated financial statements.

(1) Parker Drilling International Holding Company owns 64.8% of Parker Drilling Eurasia, Inc.

(2) Parker North America Operations, Inc. owns 100% of Parker Drilling Company North America, Inc. (Nevada); Parker USA Drilling Company
(Nevada) and Parker Drilling Offshore Corporation (Nevada).*
* Parker Drilling Offshore Corporation owns 100% of the following entities:
• Mallard Argentine Holdings, Ltd. (Cayman Islands)
• Mallard Drilling of South America, Inc. (Cayman Islands)
• Mallard Drilling of Venezuela, Inc. (Cayman Islands)
• Parker Drilling Offshore International, Inc. (formerly Mallard Drilling International, Inc.)(Cayman Islands), which owns 100% of Parker
Drilling (Nigeria) Limited (Nigeria) and 100% of KDN Drilling Limited (Nigeria).
• Parker Drilling Offshore USA, L.L.C. (Oklahoma), which owns 100% of Parker Drilling Company of Mexico, LLC (Nevada), 98% of
Parker Drilling de Mexico, SRL (Mexico), 2% of PD Servicios Integrales, SRL (Mexico) and 100% of Parker Enex, LLC (Delaware).
• Parker Technology, L.L.C. (Louisiana)
• Parker Tools, LLC (Oklahoma), which owns 99% of Quail Tools, L.P. (formerly Quail Tools, L.L.P.) (Oklahoma).
• Quail USA, LLC (Oklahoma), which owns 1% of Quail Tools, L.P. (formerly Quail Tools, L.L.P.) (Oklahoma).
• ITS Rental and Sales, Inc. (Texas)
* Parker Drilling Offshore Corporation owns 98% of PD Servicios Integrales, SRL (Mexico).
* Parker Drilling Offshore Corporation owns 2% of Parker Drilling de Mexico, SRL (Mexico).
* Parker Drilling Offshore Corporation owns 35.2% of Parker Drilling Eurasia, Inc. (Delaware), which owns 100% of Parker Drilling Company
International Limited (Nevada), 100% of Parker Drilling Company Eastern Hemisphere, Ltd. Co. (Oklahoma), 100% of Parker Drillserv, LLC
(Delaware), 100% of Parker Drilltech, LLC (Delaware) and 99.96% of PD Offshore Holdings C.V. (Netherlands) which owns 100% of Parker
3source, LLC (Delaware) and 99.97% of PD Selective Holdings C.V. (Netherlands) which owns 100% of the following entities:
• Parker Drillex, LLC (Delaware)
• Parker Drilling AME Limited (Cayman Islands)
• Parker Drilling Company of New Guinea, LLC (Delaware)
• Parker Drilling Company of Sakhalin (Russia)
• Parker Drilling Company of Singapore, LLC (Delaware)
• Parker Drilling Netherlands B.V. (Netherlands), which owns 100% of Parker Drilling International B.V. (Netherlands), 100 % of
Parker Drilling Kazakhstan B.V. (Netherlands), 100% of Parker Drilling Russia B.V. (Netherlands), 100% of Parker Drilling Overseas B.V.
(Netherlands), 100% of Primorsky Drill Rig Services BV (Netherlands)
• Parker Drillsource, LLC (Delaware)
• PD Labor Sourcing, Ltd. (Cayman Islands)
• PD Personnel Services, Ltd. (Cayman Islands)
• Parker Drilling Company Kuwait Limited (Bahamas).
• Parker Singapore Rig Holding Pte. Ltd. (Singapore)
* Parker Drilling Offshore Corporation owns 26% of Parker Drilling Pacific Rim, Inc. (Delaware), which owns 100% of Parker Rigsource, LLC
(Delaware) and 99.88% of PD International Holdings C.V. (Netherlands) which owns 99% of PD ITS Holdings C.V. (Netherlands), 100% of Parker 5272, LLC (Delaware) and 99.96% of PD Dutch Holdings C.V. (Netherlands) which owns 100% of the following entities:

• Parker Drilling (Kazakstan), LLC (Delaware), which owns 100% of Parker Central Europe Rig Holdings LLC (Hungary) and 100% of AralParker CJSJ (Kazakhstan)
• Parker Drilling Company International, LLC (Delaware), which owns 50% of Parker SMNG Drilling LLC (Russia)
• Parker Drilling Company of New Zealand Limited (New Zealand)
• Parker Drilling Dutch B.V. (Netherlands), which owns 100% of Parker Drilling Offshore B.V (Netherlands) and 50% of SaiPar Drilling Co
BV (Netherlands)

• Parker Drilling International of New Zealand Limited (New Zealand)
* PD ITS Holdings C.V. (Netherlands) owns 99.97% of Servicios de Personal ITS S. De R.I. De C.V. (Mexico), 100% of ITS Energy Services (Cayman)
and 100% of International Tubular Services Limited (Scotland), which owns 66% of International Tubular Services-Egypt (I.T.S. Egypt) SAE (Egypt), 50% of Shenshen Weisheng ITS Tubular Equipment Co Ltd. (China), 70% of ITS Arabia Limited (Saudi Arabia) and 100% of the following entities:

• ITS India Private Limited (India)
• ITS Indonesia PTE Limited (Singapore)
• International Tubulars FZE (Jebel Ali FZ, UAE), which owns 49% of International Tubular Services Middle East LLC (Abu Dhabi, UAE) and 100% of
Technology Specialist for Tubes Manufacturing & General Services LLC (Iraq)
• ITS Energy Services Limited (Trinidad)
• ITS Netherlands BV (Netherlands)
• International Tubular Services De Mexico, S. De R.I. De C.v. (Mexico)
• ITS Energy Services PTE Ltd (Singapore), which owns 100% of ITS Energy Services (Asia Pacific) PTE Ltd (Singapore) and ITS Energy Services
Sdn Bhd (Malaysia)